Exhibit 99.1

WESTMORELAND COAL COMPANY 9540 South Maroon Circle, Suite 200 Englewood, Colorado 80112 (855) 922-6463 Telephone
NEWS RELEASE
Westmoreland Announces Transformational Acquisition of Sherritt’s Coal Operations

Englewood, CO - December 24, 2013 - Westmoreland Coal Company (NasdaqGM:WLB) announced today that it has entered into an agreement to acquire the Prairie and Mountain coal mining operations of Sherritt International Corporation (“Sherritt”) for approximately $435 million. These operations include seven producing thermal coal mines in the Canadian provinces of Alberta and Saskatchewan, a 50% interest in an activated carbon plant and a Char production facility.

“This is an historic event for Westmoreland. The acquisition of Sherritt’s coal operations represents a transformational opportunity to acquire seven producing coal mines, which are highly complementary to our existing operations and expertise,” said Keith E. Alessi, Westmoreland’s Executive Chairman. “This acquisition will more than double our business. It greatly diversifies our customer base and expands our operations into Western Canada, widely considered to be one of the most attractive mining jurisdictions globally. The combined business will be the sixth largest North American coal producer, as measured by 2012 production. Additionally, the activated carbon and Char activities, although small in proportion to the coal business, represent value-added product streams and provide an expansion in the industrial environmental market and entrance into the consumer market. We hope to expand these relationships.”

“We look forward to welcoming the Prairie and Mountain workforces into our family,” continued Alessi. “From our diligence, we know they share our corporate values of safety, environmental stewardship and superior production. Westmoreland has an outstanding record of working cooperatively with our represented workforces and we anticipate similar relationships with the Sherritt represented workforces. Additionally, we look forward to partnering with our new power generation customers in Western Canada to provide low cost electricity to the region. We also look forward to working with all of our other customers and joint venture partners. We anticipate forging strong relationships with the various provinces, communities and with the First Nations. We appreciate the positive relationship we have had with Sherritt management and advisors throughout this process and look forward to working with them through this transition.”

Robert P. King, Westmoreland’s President and Chief Executive Officer also noted, “This acquisition significantly enhances our asset portfolio and positions Westmoreland as the leading mine mouth coal producer in North America. Furthermore, the Mountain operations and associated port capacity adds attractive optionality to our business model allowing us to deliver premium thermal coal into high growth Asian markets.”

The Prairie operations consist of six operating surface mines located within the Canadian provinces of Alberta and Saskatchewan and control of the mining rights to approximately 654 million tons of coal as of December 31, 2012. In 2012, the Prairie operations being acquired delivered approximately 22 million tons of low-sulfur thermal coal to domestic utilities. The Mountain operations consist of one operating surface mine, located in Alberta, that produced approximately 4.0 million tons of low-sulfur, thermal coal in 2012, primarily for the export market, and one surface mine currently in reclamation. The Mountain operations hold an aggregate reserve of approximately 22 million tons of coal as of December 31, 2012.

The transaction also includes a Char production facility which sells to barbeque briquette producers and a 50% partnership interest in an Activated Carbon plant with Cabot Corporation. The Char plant produced 130,000 tons of Char in 2012 and the Activated Carbon plant produced 14,500 tons of activated carbon in 2012.

For the last twelve months ended September 30, 2013 (“LTM”), Sherritt’s estimated U.S. GAAP Prairie and Mountain operations revenue were $736 million USD.

Investment Highlights

The acquisition of Sherritt’s coal operations will significantly increase Westmoreland’s scale, provide a platform for future growth and enhance Westmoreland’s asset portfolio.

•	Annual production of approximately 27 million tons doubles the production of the Company.

•	A combined reserve base over Prairie and Mountain operations of over 675 million tons provides long term sustainability and security of supply for customers.

•	The Prairie mines provide fairly predictable cash flows which are consistent with Westmoreland’s existing business model.

•	The Mountain operations provide an entry point into the export market and strategic access to port facilities.

•	Asset diversification into Western Canada provides entry into one of the world’s most favorable mining jurisdictions.

Sherritt’s coal operations are highly complementary with Westmoreland’s core surface mining competencies, existing mine mouth business model and customer partnering expertise.

•	Operations are safe and environmentally responsible.

•	Combination creates one of the largest dragline fleets in North America.

•	Operations have good relationships with employees and unions.

•	Workforce and management teams are highly experienced.

•	Operations strategically located adjacent to customer generating facilities.

•	Operations have long term contracts with investment grade utilities.

•	Contracts are structured to provide stable and predictable revenues.

•	Opportunities have been identified to further optimize the mining operations based on Westmoreland’s experience, synergies and economies of scale.

On a combined basis, the pro forma company’s estimated LTM U.S. GAAP revenue would have been approximately $1.3 billion. The acquisition is expected to be financially accretive to Westmoreland on a free cash flow basis.

BMO Capital Markets and Deutsche Bank have provided Westmoreland with fully-committed financing that will enable Westmoreland to fund the full purchase price, the reclamation bonding obligations and transaction expenses.

Transaction Details

The acquisition includes typical closing conditions, including certain regulatory approvals. As part of the transaction, Sherritt will undergo a pre-closing reorganization and sell its existing portfolio of coal and potash royalties and reserves (the “Royalty Portfolio”) to Altius Minerals Corporation. Also, under the terms of the arrangement agreement, Sherritt will indemnify Westmoreland against all past and future liability stemming from the Obed Mine impoundment release. The purchase price for the Prairie and Mountain operations is subject to customary adjustments including working capital.

The transaction has been unanimously approved by Westmoreland’s Board of Directors and is expected to be completed during the first quarter of 2014. Closing of the acquisition is subject to customary conditions, including the receipt of relevant regulatory approvals, including Investment Canada Act and Competition Act approval. There can be no assurance that the transaction will be completed or that the anticipated benefits of the acquisition will be realized.

Westmoreland’s Advisors

BMO Capital Markets and Deutsche Bank Securities Inc. are acting as financial advisors to Westmoreland, and affiliates thereof and have provided committed financing. BMO Capital Markets has also provided an opinion to the Board of Directors of Westmoreland that the consideration to be paid by Westmoreland in connection with the Transaction is fair from a financial point of view to Westmoreland. Holland & Hart, LLP and Gowlings Lafleur Henderson LLP are acting as legal counsel to Westmoreland.

Conference Call

Westmoreland will hold a conference call on December 24, 2013 at 10:30 a.m. EST to review the acquisition. To access the conference call by telephone, dial (877) 407-8033. Please connect approximately 15 minutes prior to the beginning of the call to ensure participation. The conference call will be archived for replay until January 7, 2014. To access the archived conference call, dial 1-877-660-6853and enter the Conference ID #: 13574128.

About Westmoreland Coal Company

Westmoreland Coal Company is the oldest independent coal company in the United States. The Company’s coal operations include sub-bituminous coal mining in the Powder River Basin in Montana and Wyoming, and lignite mining operations in Montana, North Dakota and Texas. Its power operations include ownership of the two-unit ROVA coal-fired power plant in North Carolina. For more information, visit www.westmoreland.com.

Cautionary Note Regarding Forward-Looking Statements and Canadian Information

This release may contain “forward-looking statements.” Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These statements involve known and unknown risks, which may cause our actual results to differ materially from results expressed or implied by the forward looking statements. These risks include factors such as the uncertainty of negotiations to result in an agreement or a completed transaction, the uncertain nature of the expected benefits from the actual or expected acquisition, the uncertain nature of the announced acquisition, the ability to complete such transactions, risks associated with the integration of acquired assets, risks associated with the our industry or the economy generally, and other such matters discussed in the “Risk Factors” section of our 2012 Annual Report on Form 10-K and subsequent quarterly reports filed on Form 10-Q. The forward-looking statements in this release speak only as of the date of this release. Although we may from time to time voluntarily update our prior forward looking statements, we disclaim any commitment to do so except as required by securities laws.

In addition, Canadian reserve reporting and IFRS auditing standards differ from the standards applicable to public reporting companies in the United States. As such, the numbers reported herein may differ in immaterial amounts from the final numbers that will be reported following the IFRS to GAAP financial statement conversion process.

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Contact: Kevin Paprzycki (855) 922-6463